News Release
Corporate Headquarters: 1144 East Market Street, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

CONTACT: Ed Markey

330-796-8801

FOR IMMEDIATE RELEASE

Dan Smytka to Lead Goodyear Asia Pacific Business

AKRON, Ohio, November 14, 2011 – The Goodyear Tire & Rubber Company today announced that Daniel L. Smytka has been named president of the company’s Asia Pacific business. Smytka, a seasoned business professional with a career of more than 25 years of leadership experience, takes the role after successfully running Goodyear’s Asia consumer business and subsequently leading the relocation and expansion of the company’s factory in China. He will succeed Pierre Cohade, who has decided to leave Goodyear and move to a new opportunity that will be announced at a later date.

“Dan is a strong and talented business professional and the ideal leader to take our Asia business to the next level of performance,” said Richard J. Kramer, Goodyear’s Chairman, President and CEO. “Not only does he know the tire industry, he has experience in almost every aspect of Goodyear’s operations and brings with him a track record of outstanding leadership performance. The sum of Dan’s experiences will make him an effective leader in a region that is pivotal to Goodyear’s success.”

Kramer expressed appreciation for Cohade’s contributions to Goodyear’s growth in Asia. “Success in the Asia Pacific region, especially in China, is critical to reaching our long-term goals. During Pierre’s seven years, we have made significant progress in the region and are well-positioned for further growth. We appreciate Pierre’s leadership and thank him for his many contributions at Goodyear.” Cohade will remain with the company through the end of the year to assist with the transition.

Smytka, 49, joined Goodyear in 2008 as vice president of the consumer tire business in the company’s Asia Pacific region. Previously, his career spanned nearly 20 years of progressively larger operational, consumer and commercial business leadership roles with General Electric. While at GE, Smytka spent three years in China, including serving as president of GE’s consumer and industrial business for the Asia Pacific region. Smytka worked at United Technologies Corporation immediately prior to joining Goodyear.

Goodyear is one of the world’s largest tire companies. It employs approximately 72,000 people and manufactures its products in 54 facilities in 22 countries around the world. Its two Innovation Centers in Akron, Ohio and Colmar-Berg, Luxembourg strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com.

Certain information contained in this press release may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to realize anticipated savings and operational benefits from our cost reduction initiatives or to implement successfully other strategic initiatives; increases in the prices paid for raw materials and energy; pension plan funding obligations; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; a labor strike, work stoppage or other similar event; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.